As filed with the Securities and Exchange Commission on June 1, 2012

Registration No.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

Under

The Securities Act of 1933

QUICKLOGIC CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	770-188504
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1277 Orleans Drive

Sunnyvale, CA 94089-1138

(408) 990-4000

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Andrew J. Pease

Chief Executive Officer

QuickLogic Corporation

1277 Orleans Drive

Sunnyvale, CA 94089-1138

(408) 990-4000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Ralph S. Marimon Chief Financial Officer QuickLogic Corporation 1277 Orleans Drive Sunnyvale, CA 94089-1138 (408) 990-4000	Aaron J. Alter, Esq. Glenn J. Luinenburg, Esq. Wilson Sonsini Goodrich & Rosati Professional Corporation 650 Page Mill Road Palo Alto, CA 94304-1050 (650) 493-9300

Approximate date of commencement of proposed sale to the public:

From time to time, after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-161501

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee
Common Stock $0.001 par value per share(3)	—	—	—	—
Warrants(2)	—	—	—	—
Total(3)	$3,362,600 (3)	100% (4)	$3,362,600	$385.36 (5)

(1)	Does not include an aggregate $30,000,000 of common stock, preferred stock, depository shares, warrants and debt securities registered by QuickLogic Corporation on a registration statement on Form S-3 (File No. 333-161501) that was declared effective by the Securities and Exchange Commission on September 2, 2009. The registrant has estimated the amount to be registered and the proposed maximum offering price solely for the purpose of calculating the registration fee pursuant to 457(o). The amount is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.
(2)	Includes warrants to purchase shares of common stock.
(3)	The securities registered hereunder may be sold separately, or as units with other securities registered hereby. The proposed maximum offering price per unit will be determined by us in connection with the issuance of such securities. In no event will the aggregate offering price of all securities issued from time to time pursuant to this Registration Statement exceed $3,362,600. The aggregate amount of common stock registered hereunder is further limited to that which is permissible under Rule 415(a)(4) under the Securities Act, to the extent applicable.
(4)	We will determine the proposed maximum offering price per unit in connection with the issuance of the securities and it is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.
(5)	Calculated pursuant to Rule 457(o) under the Securities Act.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Page
EXPLANATORY NOTE		4

SIGNATURES		II-1

EX-5.1:	OPINION OF WILSON SONSINI GOODRICH & ROSATI, PROFESSIONAL CORPORATION

EX-23.1:	CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

EX-23.2:	CONSENT OF WILSON SONSINI GOODRICH ROSATI, PROFESSIONAL CORPORATION (INCLUDED IN EXHIBIT 5.1)

EX-24.1:	POWER OF ATTORNEY (INCLUDED ON THE SIGNATURE PAGE HEREOF)

EXPLANATORY NOTE

This Registration Statement is being filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction IV(A) to Form S-3.

This Registration Statement relates to the shelf registration statement on Form S-3 (File No. 333-161501) filed by QuickLogic Corporation on August 21, 2009, and declared effective on September 2, 2009 by the Commission (the “Prior Registration Statement”), and is being filed for the purpose of increasing the dollar amount of securities registered under the Prior Registration Statement by $3,362,600. The contents of the Prior Registration Statement, including the exhibits thereto and each of the documents incorporated by reference therein, are incorporated herein by reference in their entirety.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on June 1, 2012.

QUICKLOGIC CORPORATION

By:	/s/ ANDREW J. PEASE
Andrew J. Pease
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Andrew J. Pease and Ralph S. Marimon, and each of them individually, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign the Registration Statement filed herewith and any or all amendments to said Registration Statement (including post-effective amendments and registration statements filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and otherwise), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents the full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or her substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ ANDREW J. PEASE Andrew J. Pease	Director, President, and Chief Executive Officer (Principal Executive Officer)	June 1, 2012

/s/ RALPH S. MARIMON Ralph S. Marimon	Vice President, Finance and Chief Financial Officer (Principal Financial and Accounting Officer)	June 1, 2012

/s/ MICHAEL J. CALLAHAN Michael J. Callahan	Director	June 1, 2012

/s/ MICHAEL R. FARESE Michael R. Farese	Director	June 1, 2012

/s/ E. THOMAS HART E. Thomas Hart	Director	June 1, 2012

II-1

Signature	Title	Date

/s/ ARTURO KRUEGER Arturo Krueger	Director	June 1, 2012

/s/ CHRISTINE RUSSELL Christine Russell	Director	June 1, 2012

/s/ GARY H. TAUSS Gary H. Tauss	Director	June 1, 2012

Exhibit Number	Exhibit Index

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page hereof)